Ameritrans Capital Corporation

Elk Associates Funding Corporation

747 Third Avenue – Suite 4C

New York, NY 10017

212-355-2449

October 19, 2008

Medallion Bank

1100 East 6600 South, Suite 510

Salt Lake City, Utah 84121

Attention: John Taggart

Medallion Financial Corp.

437 Madison Avenue

New York, NY 10022

Attention: General Counsel

Re:

Second Letter Agreement to Extend Closing Date and Amendment to Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Portfolio Sale and Purchase Agreement, dated as of July 16, 2008 (the “Purchase Agreement”), by and among Ameritrans Capital Corporation (“Ameritrans”), Elk Associates Funding Corporation (“Seller”), Medallion Financial Corp. (“MFC”) and Medallion Bank (“Buyer”, and together with Ameritrans, Seller and MFC, the “Parties”), as amended by that certain Letter Agreement to Extend Closing Date, dated as of October 15, 2008.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In accordance with Section 9.6 of the Purchase Agreement, the Parties hereby agree as follows:

1.

Article I of the Purchase Agreement is hereby amended by deleting the definition of “Specified Diversified Loan Event” in its entirety, effective as of the date hereof.

2.

Article I of the Purchase Agreement is hereby amended by deleting the definition of “Specified Diversified Loan Agreement” in its entirety, effective as of the date hereof.

3.

Section 2.3.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following words, effective as of the date hereof:

“2.3.1

Purchase Price.  Subject to this Section 2.3, the consideration to be paid by Buyer to Seller for the sale of the Loan Portfolio shall consist of (x) the assumption by Buyer of the Assumed Obligations and (y) an aggregate amount in cash equal to:

(a)

one hundred and a half percent (100.5%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A as of the Closing Date, except for those loans set forth on Schedule A under the heading “Florida Loans”;

(b)

one hundred one percent (101%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A under the heading “Florida Loans” as of the Closing Date;

(c)

plus one hundred and one half percent (100.5%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A-1 as of the Closing Date;

(d)

plus ninety nine and one half percent (99.5%) of the unpaid principal balance of each Acquired Loan set forth on Schedule A-2 as of the Closing Date;

(e)

plus accrued but unpaid interest for each Acquired Loan;

(f)

less an amount equal to a loan loss reserve of 0.50% of the unpaid principal balance of each Acquired Loan as of the Closing Date, except for those loans set forth on Schedule A under the heading “Florida Loans”;

(g)

less an amount equal to a loan loss reserve of 1.00% of the unpaid principal balance of each Acquired Loan as of the Closing Date set forth on Schedule A under the heading “Florida Loans”;

(h)

less the Deposit

(collectively, the “Purchase Price”).”

4.

Section 6.1.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following words, effective as of the date hereof:

“6.1.1

Conditions to the Obligations of Each Party.  The respective obligations of each Party to effect the purchase of the Loan Portfolio are subject to the conditions precedent that (i) no injunction, order, decree or ruling issued by a Governmental Entity, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, shall enjoin, make illegal or otherwise materially impair or restrict such assignment, assumption or consummation, as the case may be, (ii) all required consents of any Governmental Entity or any other third party required to be obtained in order to consummate the transactions contemplated by this Agreement shall have been obtained and be in full force and effect, and all required waiting periods and any extensions thereof, shall have expired or been terminated, (iii) no action, suit, investigation or proceeding by any Governmental Entity shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement and (iv) this Agreement shall have been duly approved by the Required Stockholder Vote.”

5.

Section 6.2.1(d) of the Purchase Agreement shall be deleted in its entirety and replaced with the following words, effective as of the date hereof:

“(d)

subject to Section 7.1, (i) by Buyer if any of the conditions of Section 6.1.1 and 6.1.2 have not been satisfied on or before October 29, 2008 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition in writing on or before such time; or (ii) by Seller if any of the conditions of Sections 6.1.1 and 6.1.3 have not been satisfied on or before October 29, 2008 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition in writing on or before such time; or”.

6.

Each of Buyer and Seller hereby irrevocably waives any right to terminate the Purchase Agreement pursuant to the provisions of Section 6.2.1(d) of the Purchase Agreement due to the failure of the Closing to have occurred on or prior to October 17, 2008.

7.

Section 8.1.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following words, effective as of the date hereof:

“8.1.1.

Subject to Sections 8.3 and 8.6.1 hereof, after the Closing, Seller Parties shall jointly and severally indemnify and hold harmless Buyer Parties and their respective Affiliates and their respective officers, directors and employees (each a “Buyer Indemnified Party” and together, the “Buyer Indemnified Parties”), from and against any and all Losses arising from or relating to: (i) any breach of any representation or warranty of Seller Parties contained in this Agreement (without giving effect to any materiality qualifier contained herein or therein); (ii) any breach of any covenants of Seller Parties contained in this Agreement; or (iii) any Excluded Obligation arising from this Agreement.  Except as otherwise provided in this Agreement, Seller Parties shall also indemnify and hold harmless the Buyer Indemnified Parties for all Taxes with respect to the Loan Portfolio in this Agreement for any taxable period ending on or prior to the Closing.  For the avoidance of doubt (and notwithstanding anything otherwise provided herein), the Parties acknowledge and agree that it is the intent of the Parties that Buyer shall assume all credit risk associated with the Acquired Loans. Accordingly, Seller shall have no indemnification obligation hereunder if Buyer is (a) unable to collect from an Obligor of an Acquired Loan or (b) otherwise unable to enforce the terms of an Acquired Loan against an Obligor thereunder; provided, in either case, that Buyer's inability did not result from Seller's breach of a covenant, representation or warranty made by Seller in this Agreement.”

8.

Section 8.2.1. of the Purchase Agreement shall be deleted in its entirety and replaced with the following words, effective as of the date hereof:

“8.2.1

Subject to Sections 8.3 and 8.6.2 hereof, after the Closing, Buyer Parties shall jointly and severally indemnify and hold harmless Seller Parties and their respective Affiliates and their respective officers, directors and employees (each a “Seller Indemnified Party” and together, the “Seller Indemnified Parties”), from and against any and all Losses arising from or relating to: (i) the breach of any representation or warranty of Buyer Parties contained in this Agreement (without giving effect to any materiality qualifier contained herein or therein); (ii) any breach of any covenants of Buyer Parties contained in this Agreement; or (iii) any Assumed Obligation arising from this Agreement.  Except as otherwise provided in this Agreement, Buyer Parties shall also indemnify and hold harmless the Seller Indemnified Parties for all Taxes assessed against Buyer Parties with respect to the Loan Portfolio in this Agreement for any taxable period not included in the last sentence of Section 8.1.”

9.

On or prior to 5:00 PM (MDT) on October 20, 2008, Buyer Parties shall deposit in escrow with the Escrow Agent pursuant to the provisions of the Escrow Agreement, an additional cash deposit in an amount equal to Two Hundred Thousand Dollars ($200,000).  This amount, together with all amounts previously deposited pursuant to the Escrow Agreement and Section 2.3.3 of the Purchase Agreement shall constitute the Deposit for all purposes of the Purchase Agreement and the related Escrow Agreement.

10.

Buyer Parties hereby acknowledge that they have examined all of the provided information (including any information, whether oral or written, whether contained in the Loan Files or elsewhere, provided by the Seller Parties, of which the Buyer Parties are aware as of the date hereof) with respect to each Acquired Loan identified on the Preliminary Closing Date Statement distributed on October 16, 2008 and the related Loan Documents for each such Acquired Loan and hereby agree (other than with respect to loan #EAF024342) (i) that, to its knowledge, based on the provided information with respect to such Acquired Loans and related Loan Documents (including any information, whether oral or written, whether contained in the Loan Files or elsewhere, provided by the Seller Parties, of which the Buyer Parties are aware as of the date hereof), the acquired Loan Portfolio does not include any Excluded Loans and (ii) to purchase from Seller, on the Closing Date, for the consideration specified in Section 2.3 (as amended), all of Seller’s right, title and interest in and to each Acquired Loan identified on the Preliminary Closing Date Statement (other than loan #EAF024342).  Buyer Parties and Seller Parties hereby acknowledge and agree that all conditions to the obligations of Buyer Parties and Seller Parties have been satisfied or waived as of the date hereof, except for such conditions and obligations to be satisfied on the Closing Date.  For the avoidance of doubt, Buyer Parties agree there is no breach or potential breach of Seller Parties’ representations or warranties as of the date hereof with respect to the servicing arrangements related to the Miami loans and that, to its knowledge, there is no other breach or potential breach of Seller Parties’ representations or warranties as of the date hereof.  Notwithstanding the foregoing, Buyer Parties hereby reserve all of their rights to indemnification under Section 8 of the Purchase Agreement with respect to such Acquired Loans.

11.

  Seller Parties hereby acknowledge that the Seller Parties have entered into an Amended and Restated Employment Agreement with Gary C. Granoff, dated as of October 10, 2008 (the “New Granoff Employment Agreement”), pursuant to which certain terms of the Granoff Employment Agreement were amended and restated, including the nature of the duties to be provided by Gary C. Granoff to the Seller Parties.  Seller Parties further acknowledge that the Seller Parties have paid to Gary C. Granoff all amounts to which he is entitled pursuant to the Granoff Employment Agreement as a result of such amended employment arrangements.  Therefore, Seller Parties and Buyer Parties hereby agree that no Trigger Event has occurred in accordance with section 5.6.3 of the Purchase Agreement and that, following the date hereof, the New Granoff Employment Agreement shall constitute the “Granoff Employment Agreement” for all purposes of the Purchase Agreement.

12.

All of the terms and provisions of the Purchase Agreement, other than as amended hereby, are confirmed and remain in full force and effect as of the date hereof.

13.

This letter agreement shall be construed, and the rights and obligations of the Parties under this letter agreement shall be determined, in accordance with the substantive laws of the State of New York applicable to contracts to be performed entirely within the State of New York as though this letter agreement were to be wholly performed within the State of New York and as though all persons who are Parties were domiciliaries of the State of New York.

Please signify your agreement with the foregoing by executing a copy of this letter agreement where indicated below.

SELLER: ELK ASSOCIATES FUNDING CORPORATION By: /s/ Michael Feinsod Name: Michael Feinsod Title: Senior Vice President

AMERITRANS: AMERITRANS CAPITAL CORPORATION By: /s/ Michael Feinsod Name: Michael Feinsod Title: CEO and President

[Signatures of Buyer Parties on Following Page]

Agreed to as of the date of this letter agreement:
BUYER: MEDALLION BANK By: /s/ Sherrie Rees Name: Sherrie Rees Title: CFO/SVP

MFC: MEDALLION FINANCIAL CORP. By: /s/ Alvin Murstein_________________________ Name: Alvin Murstein Title: Chairman and Chief Executive Officer

2